Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Roper Technologies, Inc. of our report dated February 22, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Roper Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/S/ PricewaterhouseCoopers LLP
Tampa, Florida
June 14, 2021